Exhibit 10.21

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                          AGREEMENT AND PLAN OF MERGER


                            Dated as of July 21, 2004


                                      Among


                             FUSION ACQUISITION LLC


                                VHH MERGER, INC.


                                       And


                           VON HOFFMANN HOLDINGS INC.


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                                TABLE OF CONTENTS

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

                                                                                                      PAGE


ARTICLE I             THE MERGER........................................................................1

         Section 1.01.         The Merger...............................................................1

         Section 1.02.         Closing..................................................................2

         Section 1.03.         Effective Time...........................................................2

         Section 1.04.         Effects of the Merger....................................................2

         Section 1.05.         Certificate of Incorporation and By-laws.................................2

         Section 1.06.         Directors................................................................2

         Section 1.07.         Officers.................................................................2

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                      THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                      CERTIFICATES; COMPANY STOCK OPTIONS AND THE
                      WARRANTS..........................................................................3

         Section 2.01.         Effect on Capital Stock..................................................3

         Section 2.02.         Exchange of Certificates.................................................5

         Section 2.03.         Company Stock Options and the Warrants...................................7

         Section 2.04.         Closing Date and Post-Closing Merger Consideration Adjustment............7

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................10

         Section 3.01.         Organization, Standing and Corporate Power..............................10

         Section 3.02.         Capital Structure.......................................................11

         Section 3.03.         Authority; Noncontravention.............................................11

         Section 3.04.         Governmental Approvals..................................................12

         Section 3.05.         Litigation..............................................................13

         Section 3.06.         Compliance with Laws; Permits...........................................13

         Section 3.07.         Affiliate Transactions..................................................14

         Section 3.08.         Subsidiaries............................................................14

         Section 3.09.         No Brokers..............................................................14

         Section 3.10.         SEC Reports; Financial Statements.......................................15

         Section 3.11.         Undisclosed Liabilities.................................................15


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Section 3.12.         Intellectual Property...................................................15

         Section 3.13.         Contracts and Commitments...............................................16

         Section 3.14.         Employee Benefits.......................................................16

         Section 3.15.         Absence of Certain Changes..............................................19

         Section 3.16.         Taxes...................................................................21

         Section 3.17.         Insurance...............................................................23

         Section 3.18.         Environmental Matters...................................................24

         Section 3.19.         Real Property...........................................................26

         Section 3.20.         Labor Relations.........................................................27

         Section 3.21.         Inventories; Receivables; Payables......................................27

         Section 3.22.         Customers, Suppliers and Sales Representatives..........................28

         Section 3.23.         No Other Representations or Warranties..................................28

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................28

         Section 4.01.         Organization, Standing and Corporate Power..............................28

         Section 4.02.         Authority; Noncontravention.............................................28

         Section 4.03.         Governmental Approvals..................................................29

         Section 4.04.         Litigation..............................................................29

         Section 4.05.         Brokers and Other Advisors..............................................30

         Section 4.06.         Interim Operations of Merger Sub........................................30

ARTICLE V             COVENANTS RELATING TO CONDUCT OF BUSINESS........................................30

         Section 5.01.         Conduct of Business.....................................................30

ARTICLE VI            ADDITIONAL AGREEMENTS............................................................33

         Section 6.01.         Section 262 Notice and Information Statement;
                               Section 228(e) Notice...................................................33

         Section 6.02.         Access to Information; Confidentiality..................................33

         Section 6.03.         Efforts.................................................................34

         Section 6.04.         Indemnification and Insurance...........................................34

         Section 6.05.         Cooperation.............................................................36

         Section 6.06.         Fees and Expenses.......................................................36


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                      PAGE

         Section 6.07.         Public Announcements....................................................37

         Section 6.08.         Stock Option Plans......................................................37

         Section 6.09.         Promissory Notes and Related Security Documents.........................37

         Section 6.10.         Further Assurances......................................................38

         Section 6.11.         Termination of Affiliate Arrangements...................................38

         Section 6.12.         Equity Commitment.......................................................38

ARTICLE VII           CONDITIONS PRECEDENT.............................................................38

         Section 7.01.         Conditions to Each Party's Obligation to Effect the Merger..............38

         Section 7.02.         Conditions to Obligations of Parent and Merger Sub......................39

         Section 7.03.         Conditions to Obligations of the Company................................39

         Section 7.04.         Frustration of Closing Conditions.......................................40

         Section 7.05.         Documents to be Delivered by the Company................................40

         Section 7.06.         Documents to be Delivered by Parent and Merger Sub......................40

ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER................................................40

         Section 8.01.         Termination.............................................................40

         Section 8.02.         Effect of Termination...................................................41

         Section 8.03.         Amendment...............................................................41

         Section 8.04.         Extension; Waiver.......................................................41

ARTICLE IX            GENERAL PROVISIONS...............................................................41

         Section 9.01.         Nonsurvival.............................................................41

         Section 9.02.         Remedies; Specific Enforcement..........................................41

         Section 9.03.         Notices.................................................................42

         Section 9.04.         Definitions.............................................................43

         Section 9.05.         Interpretation..........................................................45

         Section 9.06.         Counterparts............................................................45

         Section 9.07.         Entire Agreement; Third-Party Beneficiaries.............................45

         Section 9.08.         Governing Law...........................................................45

         Section 9.09.         Assignment..............................................................45

         Section 9.10.         Consent to Jurisdiction.................................................46

         Section 9.11.         Waiver of Jury Trial....................................................46

         Section 9.12.         No Recourse.............................................................46

         Section 9.13.         Severability............................................................46

EXHIBIT A - Contribution Agreement

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                             Table of Defined Terms
                             ----------------------

Term                                                                Section
----                                                                -------

Affiliate.........................................................  9.04(a)
Affiliate Agreement...............................................  3.07
Agreement.........................................................  Preamble
AHC...............................................................  Recitals
AHC Merger Agreement..............................................  Recitals
AHC Merger Consideration..........................................  6.12
Appraisal Shares..................................................  2.01(d)
Business Day......................................................  9.04(b)
Certificate.......................................................  2.01(c)
Certificate of Merger.............................................  1.03
Closing...........................................................  1.02
Closing Date......................................................  1.02
Closing Working Capital...........................................  2.04(f)
Code..............................................................  2.02(f)
Company...........................................................  Preamble
Company By-laws...................................................  3.03(b)
Company Cash......................................................  2.01(c)
Company Certificate...............................................  3.03(b)
Company Common Stock..............................................  2.01
Company Disclosure Schedule.......................................  Article III
Company Indebtedness..............................................  2.01(c)
Company Notes.....................................................  2.01(c)
Company Preferred Stock...........................................  3.02
Company Real Property.............................................  3.19(a)
Company Stock Options.............................................  3.02
Company Stock Plans...............................................  2.03(a)
Confidential Information..........................................  6.02(b)
Contract..........................................................  9.04(c)
Contribution Agreement............................................  Recitals
Credit Facility...................................................  6.05
Debt Tender Offers................................................  6.05
DGCL..............................................................  1.01
Effective Time....................................................  1.03
Environmental Claims..............................................  3.18(a)(v)
Environmental Laws................................................  3.18(d)(i)
Environmental Liabilities.........................................  3.18(d)(ii)
Equity Commitment Amount..........................................  6.12
ERISA.............................................................  3.14(a)
Estimated Working Capital.........................................  2.04(b)
Estimated Working Capital Statement...............................  2.04(b)
Exchange Act......................................................  9.04(d)
Financial Statements..............................................  3.10(b)


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                             Table of Defined Terms
                             ----------------------

Term                                                                Section
----                                                                -------

Former Company Real Property......................................  3.18(d)(iii)
Fully Diluted Shares..............................................  2.01(c)
GAAP..............................................................  2.01(c)
Governmental Authority............................................  9.04(e)
Hazardous Substances..............................................  3.18(d)(iv)
HSR Act...........................................................  3.04
Independent Accounting Firm.......................................  2.04(e)
Intellectual Property.............................................  3.12
IRS...............................................................  3.16(b)
ISRA..............................................................  3.18(c)
JHC...............................................................  Preamble
Knowledge.........................................................  9.04(f)
Laws..............................................................  3.03(b)
Leased Real Property..............................................  3.19(a)
Liens.............................................................  9.04(g)
Material Adverse Effect...........................................  9.04(h)
Merger............................................................  Recitals
Merger Consideration..............................................  2.01(c)
Merger Sub........................................................  Preamble
Multi-Employer Plan...............................................  3.14(d)
NJDEP.............................................................  7.01(a)
Objection Notice..................................................  2.04(d)
Objection Period..................................................  2.04(d)
Option Cash-Out...................................................  6.08
Owned Real Property...............................................  3.19(a)
Parachute Tax.....................................................  6.08
Parent............................................................  Preamble
Payment Fund......................................................  2.02(a)
Per Share Merger Consideration....................................  2.01(c)
Permits...........................................................  3.06(b)
Permitted Exceptions..............................................  3.19(e)
person............................................................  9.04(i)
Plans.............................................................  3.14(a)
Promissory Notes..................................................  2.01(c)
Real Property Leases..............................................  3.19(a)
Restraints........................................................  7.01(b)
SEC...............................................................  3.10(a)
SEC Reports.......................................................  3.10(a)
Section 262.......................................................  2.01(d)
Securities Act....................................................  9.04(j)
Stockholder Approval..............................................  Recitals
Stockholder Representative........................................  2.04(a)

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                             Table of Defined Terms
                             ----------------------

Term                                                                Section
----                                                                -------

Subsidiary........................................................  9.04(k)
Subsidiary Shares.................................................  3.08(b)
Surviving Corporation.............................................  1.01
Surviving Corporation Representative..............................  2.04(a)
Target Working Capital............................................  2.01(c)
Tax...............................................................  3.16
Tax Returns.......................................................  3.16
Title IV Plan.....................................................  3.14(d)
Transaction Expenses..............................................  6.06
Transactions......................................................  Recitals
VHH Equity Amount.................................................  6.12
Warrants..........................................................  2.03(b)
WC Difference.....................................................  2.04(g)
Working Capital...................................................  2.04(f)
Working Capital Escrow Amount.....................................  2.02(a)
Working Capital Statement.........................................  2.04(c)


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                          AGREEMENT AND PLAN OF MERGER


           This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 21, 2004, is among FUSION ACQUISITION LLC, a Delaware limited liability company ("Parent"), VHH MERGER, INC., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and VON HOFFMANN HOLDINGS INC., a Delaware corporation (the "Company").

           WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement.

           WHEREAS, the holders of a majority of the outstanding shares of Company Common Stock have executed a written consent approving and adopting this Agreement (the "Stockholder Approval").

           WHEREAS, concurrently herewith, Parent has entered into that certain Agreement and Plan of Merger, dated as of even date herewith, among Parent, AHC Merger, Inc. and AHC I Acquisition Corp. ("AHC"), pursuant to which AHC Merger, Inc. will merge with and into AHC (the "AHC Merger Agreement").

           WHEREAS, concurrently herewith, Parent has entered into that certain Contribution Agreement among Parent and Jostens Holding Corp. ("JHC") (the "Contribution Agreement") substantially in the form attached hereto as Exhibit A.

           WHEREAS, the transactions contemplated by this Agreement, the AHC Merger Agreement and the Contribution Agreement are collectively referred to herein as the "Transactions").

           WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

           Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.


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           Section 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the tenth day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another date or place is agreed to by the parties hereto.

           Section 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

           Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

           Section 1.05. Certificate of Incorporation and By-laws.

           (a) The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein and by applicable Law.

           (b) The By-laws of the Surviving Corporation shall be the By-laws of the Company in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein and by applicable Law.

           Section 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           Section 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


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                                   ARTICLE II


          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
          ------------------------------------------------------------
          CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS
          -------------------------------------------------------------
                                AND THE WARRANTS
                                ----------------

           Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

           (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration divided by the Fully Diluted Shares (the "Per Share Merger Consideration").

         "Fully Diluted Shares" means a number of shares of Company Common Stock equal to the sum of all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) plus the number of shares of Company Common Stock for which Company Stock Options and Warrants are in-the-money vested and exercisable immediately prior to the Effective Time.

         At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration with respect to such shares. The Merger Consideration to be received by those holders of Company Common Stock listed on Schedule I hereto will be reduced by an amount equal to the outstanding principal amount of, and the accrued and unpaid interest through the Effective Time on, those certain Non-Recourse Secured Promissory Notes listed on Schedule I hereto (the "Promissory Notes") from such holders to the Company (as assignee of the original payee thereunder), with such reduction in the Merger Consideration payable to such holders to constitute full discharge and satisfaction of such holders' obligations under such promissory notes. The Company shall deliver to Parent a spreadsheet setting forth the estimated Merger Consideration two (2) Business Days prior to the Closing Date.


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                  "Merger Consideration" means an amount equal to (a)
         $650,000,000 plus (b) the aggregate amount of Transaction Expenses actually paid by the Company prior to the determination of Company Cash minus (c) the aggregate amount of all Company Indebtedness net of Company Cash minus (d) a transaction advisory fee in the amount of $2,000,000 to be paid to DLJ Merchant Banking II, Inc. plus (e) the amount, if any, by which the Closing Working Capital exceeds $79,781,000 (the "Target Working Capital") minus (f) the amount, if any, by which the Target Working Capital exceeds the Closing Working Capital.

                  "Company Cash" means, collectively, the aggregate amount held as of the close of business on the day immediately preceding the Closing Date by the Company and its Subsidiaries in cash, cash equivalents and other liquid short-term investments, minus any unpaid checks, drafts and wire transfers issued on or prior to the close of business on the day immediately preceding the Closing Date, plus the aggregate amount of the per share exercise prices of all in-the-money Company Stock Options and Warrants vested and exercisable immediately prior to the Effective Time.

                  "Company Indebtedness" means, collectively, as of the close of business on the day immediately preceding the Closing Date, (i) all amounts, including accrued but unpaid interest, required to repay, redeem or repurchase (by tender offer or otherwise), whether prior to, at or following the Closing, the Company's 13.5% Subordinated Exchange Debentures due 2009, Von Hoffmann Corporation's 10.25% Senior Notes due 2009 and Von Hoffmann Corporation's 10.375% Senior Subordinated Notes due 2007 (the Notes referenced in clause (i), collectively, the "Company Notes"), and all costs and expenses arising from or relating thereto including any termination or prepayment penalties, repayment or redemption premiums or consent solicitation costs (including any related fees and expenses of counsel, advisors, consultants, investment bankers, dealer managers, actuaries, auditors and accountants in connection with such repayments, redemptions or repurchases, including such tender offers and consent solicitations), (ii) all amounts required to repay amounts outstanding under the Credit Facility, and all costs and expenses arising from or relating thereto, including any accrued and unpaid interest and any termination or prepayment penalties, (iii) any other indebtedness for borrowed money (including any notes, bonds, debentures, drawn letters of credit or similar instruments or obligations but excluding any undrawn letters of credit) of the Company outstanding, in each case including accrued and unpaid interest and any termination or prepayment penalties or premiums relating thereto, and (v) the amount of all obligations of the Company under leases required to be capitalized in accordance with generally accepted accounting principles in the United States as of the date hereof ("GAAP") that would be required to be set forth as a liability on a balance sheet prepared in accordance with GAAP.


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           (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

           Section 2.02. Exchange of Certificates.

           (a) At the Closing, Parent will contribute to the Surviving Corporation, by wire transfer of immediate available funds denominated in U.S. dollars to the account designated in writing to Parent by the Company prior to the Closing, an amount in cash equal to the VHH Equity Amount (such amount, the "Payment Fund"). The Surviving Corporation shall, pursuant to irrevocable instructions, pay, at the Closing, the Merger Consideration payable to each holder of Company Common Stock, determined based upon the Estimated Working Capital Statement, less the Working Capital Escrow Amount, in accordance with
Section 2.01(c) out of the Payment Fund and, to the extent necessary, other funds available to, the Surviving Corporation. The Surviving Corporation shall deposit $10,000,000 (the "Working Capital Escrow Amount") with an escrow agent and pursuant to an escrow agreement, each to be agreed upon by the parties hereto, and any adjustment as determined pursuant to Section 2.04 shall be applied against the Working Capital Escrow Amount.

           (b) Exchange Procedures. As soon as reasonably practicable after the date hereof, the Surviving Corporation shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation and which shall be in such form (including representations and warranties) as Parent and the Company may reasonably agree to use) and (ii) instructions for use in


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
surrendering the Certificates in exchange for the Merger Consideration. At the Effective Time, the Surviving Corporation shall pay to each holder of Company Common Stock that has delivered to the Surviving Corporation at the Closing a Certificate and a Letter of Transmittal the amount of cash into which the shares of Company Common Stock formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

           (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this
ARTICLE II shall be deemed to have been in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.02(d), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

           (d) No Liability. None of Parent, Merger Sub or the Company shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any successful claim that may be made against it with respect to such Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such holder would be entitled pursuant to this ARTICLE II.

           (f) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock, the Company Stock Options or the Warrants pursuant to this Agreement such amounts as may be required to be deducted and


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
withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or under any provision of state or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Stock Options or Warrants in respect of which such deduction and withholding was made.

           Section 2.03. Company Stock Options and the Warrants.

           (a) Each Company Stock Option granted under the Company's 1997 Stock Option Plan and 2003 Stock Option Plan (collectively, the "Company Stock Plans"), as the case may be, outstanding immediately prior to the Effective Time, shall be canceled and extinguished and be converted automatically into and become a right to receive from the Company cash in an amount equal to the product of (i) the number of shares of Company Common Stock for which such Company Stock Option is vested and exercisable immediately prior to the Effective Time, and (ii) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, subject to withholding taxes pursuant to Section 2.02(f). Subject to Section 2.04, any such payments shall initially be made immediately following the Effective Time.

           (b) Each warrant to purchase shares of Company Common Stock (the "Warrants") outstanding immediately prior to the Effective Time, shall be canceled and extinguished and be converted automatically into and become a right to receive from the Company cash in an amount equal to the product of (i) the number of shares of Company Common Stock for which such Warrant is exercisable immediately prior to the Effective Time, and (ii) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Warrant. Subject to Section 2.04, any such payments shall initially be made immediately following the Effective Time.

           Section 2.04. Closing Date and Post-Closing Merger Consideration Adjustment. The Merger Consideration shall be subject to adjustment following the Closing as follows:

           (a) DLJ Merchant Banking II, Inc. shall serve as representative of the stockholders of the Company (prior to the Merger) (the "Stockholder Representative") for purposes of this Section 2.04 and the Company will be bound by all actions taken by the Stockholder Representative in connection with this
Section 2.04. In performing its functions hereunder, the Stockholder Representative will not be liable to the Company or the stockholders of the Company in the absence of gross negligence or willful misconduct. The parties further agree that neither Parent nor the Surviving Corporation shall owe any indemnification obligation to the Stockholder Representative under this Section
2.04. Parent shall serve as representative of the Surviving Corporation (the "Surviving Corporation Representative") for purposes of this Section 2.04 and the Surviving Corporation will be bound by all actions taken by the Surviving Corporation Representative in connection with this Section 2.04. In performing its functions hereunder, the Surviving Corporation Representative will not be liable to the Surviving Corporation or the stockholders of the Surviving Corporation in the absence of gross negligence or willful misconduct. The parties further agree that the Surviving Corporation shall not owe any indemnification obligation to the Surviving Corporation Representative under this Section 2.04.

           (b) Not later than two (2) Business Days prior to the Closing Date, Company management and Marc Reisch shall agree on a statement setting forth the estimated Working Capital of the Company as of the Closing Date (but without giving effect to the Closing) ("Estimated Working Capital"), prepared in good faith in accordance with GAAP applied consistently with the Company's past practices (the "Estimated Working Capital Statement"). In the event Company management and Marc Reisch cannot agree, the Estimated Working Capital shall be the average of the Estimated Working Capital as determined by Company management and as determined by Marc Reisch and such average shall be reflected as the Estimated Working Capital on the Estimated Working Capital Statement.

           (c) The Surviving Corporation Representative shall use its reasonable best efforts to have prepared and delivered to the Stockholder Representative, within 30 days after the Closing Date, a statement setting forth the Closing Working Capital (but without giving effect to the Closing) (the "Working Capital Statement") prepared in accordance with GAAP applied consistently with the calculation and preparation of the Target Working Capital.

           (d) On or prior to the fifth Business Day after receipt by the Stockholder Representative of the Working Capital Statement (such five-Business Day period, the "Objection Period"), the Stockholder Representative may give the Surviving Corporation Representative a written notice (the "Objection Notice") stating in reasonable detail its objections, if any, to the Working Capital Statement. Any Objection Notice shall specify in reasonable detail the dollar amount and nature of any objection and the basis therefor. Except to the extent the Stockholder Representative makes a specific objection to a specific determination set forth on the Working Capital Statement pursuant to the Objection Notice delivered to the Surviving Corporation Representative within the Objection Period, the Working Capital Statement will be conclusive and binding upon the parties hereto.

           (e) If the Stockholder Representative delivers a timely Objection Notice as described in Section 2.04(c) above, then the Stockholder Representative and the Surviving Corporation Representative will negotiate in good faith to resolve their disputes regarding the Working Capital Statement. If the Stockholder Representative and the Surviving Corporation Representative are unable to resolve all disputes regarding the Working Capital Statement on or prior to the tenth Business Day after the Surviving Corporation Representative's receipt of the Objection Notice, then the Stockholder Representative and the Surviving Corporation Representative will retain the New York City office of KPMG LLP or, if KPMG LLP is unable or unwilling to participate, then such other independent accounting firm as may be mutually agreed upon by the Surviving Corporation Representative and the Stockholder Representative (KPMG LLP or such other independent accounting firm, the "Independent Accounting Firm") to resolve the dispute as soon as practicable, and in any event within 20 days. The Stockholder Representative and the Surviving Corporation Representative shall provide the Independent Accounting Firm with necessary documents as soon as possible after its appointment, and the Independent Accounting Firm shall grant the Stockholder Representative and the Surviving Corporation Representative the opportunity to state their viewpoints. Upon request by the Stockholder Representative and the Surviving Corporation Representative, there shall be a hearing before the Independent Accounting Firm; provided, however that the Independent Accounting Firm shall not decide any issues regarding the interpretation of this Agreement or the compliance of the parties with their obligations under this Agreement, in particular, in connection with this Section
2.04. The scope of the disputes to be resolved by the Independent Public Accounting Firm shall be limited to whether the Closing Working Capital as set forth on the Working Capital Statement was prepared in accordance with GAAP and using accounting principles consistent with those used in the determination of the Target Working Capital and whether there were errors of fact or mathematical errors in the Working Capital Statement. The Independent Accounting Firm shall render a written report as to the resolution of the dispute and the resulting computation of Closing Working Capital. The Closing Working Capital as determined by the Independent Accounting Firm will, absent manifest error, be conclusive and binding upon the parties hereto and will constitute the Closing Working Capital for all purposes of this Section 2.04. In resolving any disputed item, the Independent Accounting Firm (x) shall be bound by the provisions of this Section 2.04 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees, costs and expenses of the Independent Accounting Firm shall be borne by the Surviving Corporation.

           (f) If the Working Capital of the Company as of the Closing Date (as finally determined pursuant to this Section 2.04, the "Closing Working Capital") exceeds the Estimated Working Capital, the Surviving Corporation will pay, or cause to be paid, in respect of each share of Company Common Stock (and Company Stock Options and Warrants, as applicable) that was issued and outstanding immediately prior to the Effective Time, an amount equal to (i) the amount of such excess plus the full amount of the Working Capital Escrow Amount divided by
(ii) the number of Fully Diluted Shares.

         "Working Capital" means (i) net trade receivables, net inventories, prepaid expenses and other receivables (but excluding cash, cash equivalents, other short-term investments, income taxes receivable and deferred income taxes), minus (ii) trade accounts payable, other accrued expenses (other than accrued interest), salaries and wages, and taxes (other than income taxes payable and deferred income taxes) and other current liabilities (but excluding the current portion of long-term debt), not giving effect to the reclassification of the assets and liabilities of the Lehigh Direct Division into asset held for sale, determined in accordance with GAAP and to the extent consistent with GAAP using the same accounting methods, practices, principles, policies, and procedures, with consistent classification, judgments and valuation and estimation methodologies that were used in the preparation of the Target Working Capital.

           (g) If the Closing Working Capital is less than the Estimated Working Capital (the "WC Difference") the amount of the WC Difference shall reduce the Working Capital Escrow Amount and such difference shall be paid by the escrow agent out of the Working Capital Escrow Amount to the Surviving Corporation, and, if any amount is remaining in the Working Capital Escrow Account after payment of the WC Difference to the Surviving Corporation, the escrow agent shall pay an amount equal to (i) such remaining amount divided by (ii) the Fully Diluted Shares in respect of each share of Company Common Stock (and Company Stock Options and Warrants, as applicable). In no event shall the Merger Consideration be reduced by an amount in excess of the Working Capital Escrow Amount.

           (h) All payment under this Section 2.04 shall be made in immediately available funds. No interest shall be payable with respect to the Working Capital Escrow Amount or any other amounts payable pursuant to this Section 2.04.

           (i) Any amount to be paid pursuant to this Section 2.04 will be treated as an adjustment to the Merger Consideration for all purposes (including for Tax purposes), unless a contrary treatment is required by applicable Law.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

           Except as disclosed in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub as follows:

           Section 3.01. Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed, as the case may be, and has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business and in good standing in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, except where the failure to be so in good standing or to have such qualification would not reasonably be likely to have a Material Adverse Effect. The Company has made available, or will make available to Parent and Merger Sub prior to the Closing Date, true and complete copies of (i) the certificates of incorporation and by-laws (or equivalent governing instruments), as currently in effect, of the Company and each Subsidiary, (ii) the minute books of the Company and, to the extent in existence, each Subsidiary covering the period beginning no earlier than January 1, 2001, and (iii) to the extent in the Company or any Subsidiary's possession, stock certificate books and stock transfer ledgers of the Company and its Subsidiaries since January 1, 2001.

           Section 3.02. Capital Structure. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of the date hereof, (a) 91,594,444 shares of Company Common Stock are issued and outstanding, (b) 8,440,000 shares of Company Common Stock are held by the Company in its treasury, (c) 4,931,955 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans ("Company Stock Options")), (d) 5,000,000 shares of Company Common Stock were reserved for issuance pursuant to the exercise of the Warrants and (e) no shares of Company Preferred Stock are issued or outstanding. Except as set forth above in this Section 3.02, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. Section 3.02 of the Company Disclosure Schedule sets forth a complete and accurate schedule, as of the date hereof, of all holders of record of the issued and outstanding capital stock of the Company and all holders of Company Stock Options and Warrants, identifying, in the case of Company Stock Options and Warrants, the number of Shares of Company Common Stock covered thereby and the applicable exercise price and whether such Company Stock Options are vested as of the date hereof or will be vested as of the Closing Date. Except as set forth above in this Section 3.02, there are no authorized or outstanding stock appreciation rights, phantom stock, profit participation rights, rights to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of Company Common Stock granted under the Company Stock Plans or otherwise by the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. All outstanding shares of capital stock of the Company: (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any person. Except as set forth above in this Section 3.02 or in Section 3.02 of the Company Disclosure Schedule, (i) there are not issued, reserved for issuance or outstanding as of the date hereof (A) any securities of the Company or any of its Subsidiaries convertible into, exchangeable or exercisable for shares of capital stock or equity securities of the Company or any of its Subsidiaries, or (B) any subscriptions, warrants, calls, options, rights, commitments, proxies, voting trusts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, sell, transfer, redeem or otherwise acquire, dispose or vote any shares of capital stock or other equity securities of the Company or any of its Subsidiaries and (ii) the Company is not a party to or bound by any agreement or commitment pursuant to which the Company is or could be required to register any securities under the Securities Act.

           Section 3.03. Authority; Noncontravention.

           (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, including the Stockholder Approval, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

           (b) The execution, performance and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, require any consent, approval or notice under, conflict with, or result in any violation, termination, suspension or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to the loss of a benefit under, (i) the Company's Certificate of Incorporation, as amended (the "Company Certificate"), the Company's By-laws, as amended (the "Company By-laws"), or the organizational documents of any Subsidiary, (ii) except as set forth in Section 3.03 of the Company Disclosure Schedule, any Contract to which the Company or any of its Subsidiaries is a party or (iii) subject to the governmental filings and other matters referred to in Section 3.04, any statute, law, rule, regulation, order or ordinance of any Governmental Authority (collectively, "Laws") applicable to the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), with respect to matters that are not reasonably likely to (A) result in a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

           Section 3.04. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (a) the filing of a premerger notification and report form by the Company, and the expiration or termination of all waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act"), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (c) such filings as may be required by applicable state securities or "blue sky" laws or state takeover laws, (d) consents, approvals, authorizations, declarations or filings set forth in Section 3.04 of the Company Disclosure Schedule and (e) consents, approvals, orders authorizations, actions, registrations, declarations or filings that, if not obtained or made, would not reasonably be expected to (A) result in a Material Adverse Effect, (B) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (C) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

           Section 3.05. Litigation. Except as set forth in the SEC Reports filed prior to the date hereof, or in Section 3.05 of the Company Disclosure
Schedule: (i) there is no claim, suit, action, arbitration, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which if adversely determined would, individually or in the aggregate, reasonably be expected to result in damages payable by the Company or any Subsidiary in excess of $500,000 or injunctive relief against the Company or any of its Subsidiaries, or that would materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby or which seeks to enjoin the consummation of the transactions contemplated hereby; and (ii) there is no judgment, decree, award, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its Subsidiaries that would reasonably be expected to materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

           Section 3.06. Compliance with Laws; Permits.

           (a) Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, the conduct of the business by the Company and each of its Subsidiaries since January 1, 2001 has not violated or breached and does not currently violate or breach (and no event has occurred which with notice or the lapse of time, or both, would constitute a violation or breach of) any Laws applicable to the Company or any of its Subsidiaries, their respective properties or other assets, except for violations and breaches which have not given and would not reasonably be expected to give rise to a material liability. Except as set forth in the SEC Reports filed prior to the date hereof or as set forth in Section 3.06(a) of the Company Disclosure Schedule, there are no unresolved notices of deficiency or charges of violation with respect to the matters covered by this Section 3.06(a) brought or, to the Knowledge of the Company, threatened or pending against the Company which have given or would reasonably be expected to give rise to a material liability.

           (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, each of the Company and its Subsidiaries have obtained all permits, licenses, authorizations, grants, consents, certificates, registrations, qualifications, variances, exemptions, orders, franchises, exceptions, identification and registration numbers, approvals or orders of any Governmental Authority necessary to own, lease and to operate its properties or otherwise to carry on each of their respective businesses as it is now being conducted (collectively, the "Permits"), except those the absence of which has not materially impaired and would not reasonably be expected to materially impair the ability of the Company and its Subsidiaries to conduct their businesses as currently conducted. Neither the Company nor any of its Subsidiaries has received any notice or claim pertaining to the failure to obtain any Permit, except for any such notice or claim that has not given and would not reasonably be expected to give rise to a material liability.

           Section 3.07. Affiliate Transactions. Except as disclosed in the SEC Reports filed prior to the date hereof or as set forth in Section 3.07 of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any Contract with any (i) officer, director or employee of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the capital stock of the Company, or (iii) affiliate of any such officer, director or record or beneficial owner of the Company (each, an "Affiliate Agreement"), except any transaction on arm's length terms and in the ordinary course of business consistent with past practice with respect to the officers and directors of the Company and its Subsidiaries, including the payment of customary directors fees and expenses. Except as described in Section
3.07 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any loans receivable from any affiliate of the Company or from any director, officer or employee of the Company or any Subsidiary.

           Section 3.08. Subsidiaries.

           (a) Except as set forth in the SEC Reports filed prior to the date hereof or Section 3.08 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any shares of capital stock or any other equity interest in any person, domestic or foreign.

           (b) All of the outstanding shares of capital stock or equity interests of each of its Subsidiaries that are owned by the Company or any other Subsidiary of the Company (collectively, the "Subsidiary Shares") have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights or comparable rights. There are no irrevocable proxies or similar obligations with respect to any of the Subsidiary Shares. There are no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities (or securities convertible into or exchangeable for equity securities) of any of its Subsidiaries, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating any Subsidiary to issue, transfer or dispose of any of its equity securities or any ownership interest therein.

           (c) Except as disclosed in Section 3.08 of the Company Disclosure Schedule, the Company owns the Subsidiary Shares free and clear of any Liens. Except as disclosed in Section 3.08 of the Company Disclosure Schedule, the Company owns and has full voting power over all of the equity interests of each of its Subsidiaries. No stock appreciation rights, phantom stock, profit participation or other similar rights with respect to any Subsidiary or any capital stock of any Subsidiary are authorized or outstanding.

           Section 3.09. No Brokers. Except as set forth in Section 3.09 of the Company Disclosure Schedule, neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or obligated the Company or any of the Subsidiaries to pay any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby. The amount of such fees payable pursuant to the items listed in Section
3.09 of the Company Disclosure Schedule and the terms related thereto have been previously and accurately disclosed in writing to Parent.

           Section 3.10. SEC Reports; Financial Statements.

           (a) The Company and its Subsidiaries have filed with the U.S. Securities and Exchange Commission (the "SEC") all periodic reports required to be filed by the Company or any Subsidiary with the SEC from and after January 1, 2001 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Reports"). As of its date of filing, each SEC Report complied in all material respects with applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports filed prior to the date hereof (the "Financial Statements"): (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (iii) present fairly in all material respects, as of its respective date and for the period set forth therein, the consolidated financial position, results of operations or cash flows, as the case may be, of the Company and its Subsidiaries (subject, in the case of unaudited interim financial statements, to exceptions permitted by Form 10-Q under the Exchange
Act).

           Section 3.11. Undisclosed Liabilities. Except for the liabilities (i) set forth on, reflected in, reserved against or otherwise described in the most recent Financial Statements (ii) set forth in Section 3.11 of the Company Disclosure Schedule or (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2003 or as contemplated by this Agreement, neither the Company nor any Subsidiary has any material indebtedness, obligation or liability of any kind, whether absolute, accrued, contingent or otherwise and whether due or to become due, that would be required to be reflected on a balance sheet prepared in accordance with GAAP consistently applied in order for such balance sheet to present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries.

           Section 3.12. Intellectual Property. Except as set forth in Section
3.12 of the Company Disclosure Schedule, the Company or one of its Subsidiaries owns or possess adequate rights to use all material patents, trademarks, trade names, inventions, processes, designs, formulas, know-how and other intellectual property rights (collectively "Intellectual Property") necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice, nor, to the Knowledge of the Company, has the Company or any of its Subsidiaries received since January 1, 2003 any written claim that any Intellectual Property owned or used by the Company or any of its Subsidiaries infringes in any material respect on similar rights owned or alleged to be owned by others. To the Knowledge of the Company, neither the execution and delivery of this Agreement, nor the transactions contemplated hereby, nor the conduct of the business as currently conducted, will materially conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract relating to the Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, under which the Company or any of its Subsidiaries or any employees or officers of the Company or any of its Subsidiaries are now obligated.

           Section 3.13. Contracts and Commitments. Section 3.13 of the Company Disclosure Schedule lists, as of the date hereof: (i) all Contracts to which the Company or any of its Subsidiaries is currently a party or by which it or any such Subsidiary is currently bound which require payments to be made in excess of $1,000,000 per fiscal year and are not terminable by the Company or any of its Subsidiaries on less than sixty (60) days' notice, (ii) all Contracts to which the Company or any of its Subsidiaries is a party and which (x) in the fiscal year ended December 31, 2003 generated, or (y) are expected to generate in any fiscal year thereafter, revenues in excess of $1,000,000; (iii) all agreements which, individually or in the aggregate, provide for, or relate to, the incurrence by the Company or any Subsidiary of indebtedness for borrowed money in an aggregate amount greater than $500,000; (iv) all guaranties of any indebtedness of persons other than the Company or any Subsidiary which individually or in the aggregate exceed $500,000; (v) all agreements that limit (or would limit after the date hereof) the ability of the Company or any of its Subsidiaries to compete in any material manner in any line of business or in a geographic area; (vi) all material partnership, limited liability company, joint venture or other similar agreements; (vii) all Affiliate Agreements and (viii) all employment agreements with employees of the Company or any Subsidiary which provide for annual compensation (salary and bonus) in excess of $100,000 or which are not terminable by the Company or a Subsidiary within six (6) months without penalty or premium.

           Section 3.14. Employee Benefits.

           (a) Each of the Company and its Subsidiaries has complied since January 1, 2001, and currently is in compliance with, the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and all other applicable laws with respect to each compensation or benefit plan, agreement, policy, practice, program, or arrangement (whether or not subject to ERISA) maintained by the Company or any of its Subsidiaries for the benefit of any employee, former employee, independent contractor or director of the Company or any of its Subsidiaries (including any employment agreements or any pension, savings, profit-sharing, bonus, medical, insurance, disability, severance, executive compensation, fringe benefit, incentive, stock option, performance pay, loan or loan guarantee, plant closing, change of control, stock option or other equity based or deferred compensation plans) (collectively, the "Plans"), except where such noncompliance has not given and would not reasonably be expected to give rise to a material liability.

           (b) The Company has provided or made available to Parent and Merger Sub a current, accurate and complete copy of each Plan and, to the extent applicable, summary plan descriptions, Forms 5500 for the last three years and actuarial reports. Section 3.14(b) of the Company Disclosure Schedule is a correct and complete list of all of the Plans.

           (c) Each Plan intended to qualify under Section 401 of the Code is so qualified and each trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of such Plans which would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code, and, with respect to any such Plan for which an application for a determination letter is pending, to the Knowledge of the Company, there are no facts that would reasonably be expected to result in the non-issuance of such determination letter.

           (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, neither the Company, any of its Subsidiaries nor any ERISA Affiliate has since January 1, 2001 maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including any employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements (a "Multi-Employer Plan")) or any plan otherwise subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code (a "Title IV Plan"). The Company has no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded Title IV Plan.

           (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, no Plan provides any health or medical benefits (whether or not insured) with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than coverage mandated by Section 4980B of the Code or applicable law).

           (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any withdrawal liability with respect to any Title IV Plan that is a Multi-Employer Plan. The Company and its subsidiaries have not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Plan which is described in Section 4(b)(4), 4063 or 4064 of ERISA.

           (g) No audit or investigation by any governmental authority is pending or, to the Knowledge of the Company, threatened, nor has any reportable event (within the meaning of Section 4043 of ERISA) (other than an event for which the 30-day notice period is waived), prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty occurred with respect to any Plan has given or would reasonably be expected to give rise to a material liability.

           (h) All benefits due under each Plan have been timely paid and there is no lawsuit or claim, other than routine uncontested claims for benefits, pending or, to the Knowledge of the Company, threatened against any Plan or the fiduciaries of any such plan or otherwise involving or pertaining to any such Plan that has given or would be reasonably expected to give rise to a material liability.

           (i) Except as set forth in Section 3.14(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Plan or (iv) constitute a "change in control" as defined in any Plan.

           (j) No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the Knowledge of the Company, threatened against any fiduciary of any Plan, and, to the Knowledge of the Company, none of the Plans nor any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasi-governmental agency that has given or would be reasonably expected to give rise to a material liability.

           (k) Except as set forth in Section 3.14(k) of the Company Disclosure Schedule, no agreement, commitment or obligation on the part of the Company or any of its Subsidiaries exists to increase materially any benefit under any Plan or to adopt any new Plan.

           (l) No Plan has any material unfunded accrued benefits that are not reflected in the SEC Reports filed prior to the date hereof. No "accumulated funding deficiency" as defined in Section 412 of the Code, has been incurred with respect to any Title IV Plan subject to Section 412 of the Code, whether or not waived, and remains outstanding. The Company has not incurred, and does not reasonably expect to incur (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any Title IV Plan or (B) any liability under Section 4971 of the Code that in either case could become a liability of the Company after the Closing Date.

           (m) The Company has provided to Parent and Merger Sub with respect to each Plan described in Section 3(2) of ERISA (other than a Multi-Employer Plan), each other Plan that provides for the deferral of compensation, and each Plan disclosed on Section 3.14(e) of the Company Disclosure Schedule, true, accurate, and complete copies of each such Plan's most recent financial statements and all other financial information requested by Parent and Merger Sub with respect to such Plans. Since the date to which such financial information relates, there has been no material amendment or modification to any such Plan or any of the financial statements so provided.

           Section 3.15. Absence of Certain Changes.

           (a) Except as set forth in the SEC Reports filed prior to the date hereof or to the extent set forth in Section 3.15 of the Company Disclosure Schedule, since December 31, 2003, except in connection with this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

               (i) any change, condition, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect;

               (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Subsidiary;

               (iii) any split, combination or reclassification of any of the Company's or any Subsidiary's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

               (iv) (A) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof which have previously been provided or made available to Parent and Merger Sub, (B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date hereof which have previously been provided or made available to Parent and Merger Sub or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer except in the ordinary course of business consistent with past practice;

               (v) any material damage, destruction or loss to any material property, whether or not covered by insurance;

               (vi) except insofar as may have been disclosed in the SEC Reports filed prior to the date hereof or required by a change in GAAP, any significant change in accounting methods, principles or practices (for financial accounting or tax purposes);

               (vii) any making or revocation of any Tax elections or any settlement or compromises of any federal, state, foreign or local Tax liability or any waivers or extensions of the statute of limitations in respect of such Taxes where the amount of such Taxes subject to settlement, compromise or waiver or extension of the statute of limitations is greater than $250,000 individually or $500,000 in the aggregate;

               (viii) any entry by the Company or any of its Subsidiaries into any material transaction or Contract;

               (ix) any failure to pay and discharge current liabilities in the ordinary course of business consistent with past practice except where a liability is disputed in good faith by appropriate proceedings or any significant change that is adverse to the Company in policies or practices with respect to the collection of accounts receivable or the payment of sales representative draws;

               (x) any making of loans, advances or capital contributions to, or investments in, any person (other than by the Company in any wholly owned Subsidiary of the Company or by any Subsidiary of the Company in a wholly owned Subsidiary of the Company or other than advances by the Company and its Subsidiaries made to sales representatives in the ordinary course of business) in excess of $500,000 in the aggregate or payment of any fees or expenses to any of the Company's stockholders or any Affiliate of any of such stockholders, except as required under any management agreement in effect as of the date hereof which has previously been provided or made available to Parent and Merger Sub;

               (xi) the incurrence of a Lien on any of its assets with a value in excess of $250,000, except for any Lien that is a Permitted Exception, or acquisition of any assets or sale, assignment, transfer, conveyance, lease or other disposition of any assets of the Company or any Subsidiary, except for assets acquired or sold, assigned, transferred conveyed, leased or otherwise disposed of (A) in the ordinary course of business consistent with past practice and (B) other indebtedness for borrowed money in an amount not in excess of $500,000 in the aggregate;

               (xii) any incurrence of any indebtedness for borrowed money in an amount not in excess of $500,000 in the aggregate;

               (xiii) any cancellation or compromise of any debt or claim or amendment, cancellation, termination, relinquishment, waiver or release of any Contract or right except in the ordinary course of business and which, in the aggregate, would not be material to the Company and its Subsidiaries taken as a whole;

               (xiv) any material delay in making any capital expenditure for an approved capital project as set forth in the Company's 2004 budget or the making or commitment to make any capital expenditures or capital additions or betterments materially in excess of amounts for such purposes set forth in the Company's 2004 budget;

               (xv) any grant of any material license or sublicense of any rights under or with respect to any Intellectual Property;

               (xvi) any institution or settlement of any material legal proceeding;

               (xvii) any acceleration of any options or other equity-based compensation granted to any director, officer, employee or other person;

               (xviii) other than in connection with the transactions contemplated by this Agreement, any adopted or proposed material change in the organizational documents of the Company or any of its Subsidiaries; or

               (xix) any agreement to do anything set forth in this Section
          3.15.

           Section 3.16. Taxes. "Tax" or "Taxes" shall mean (i) all federal, state, local or foreign taxes, duties, fees, premiums, assessments, imposts, levies and governmental impositions of any kind, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, goods and services, capital, ad valorem, advance, corporation, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) any interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic, state, local or foreign, including consolidated, combined and unitary Tax returns. Except as set forth in Section
3.16 of the Company Disclosure Schedule:

           (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member has timely filed or caused to be filed (or will file or cause to be filed) with the appropriate taxing authorities in all jurisdictions in which such Tax returns are required to be filed all income Tax Returns, and all other Tax Returns which, if properly prepared and filed, would involve more than an immaterial amount of Taxes, required to be filed by it (taking into account applicable extension periods) for all taxable or reporting periods ending on or before the Closing Date and has paid all Taxes required to be paid and has made adequate provision on its financial statements in accordance with GAAP for all Taxes which are not yet due and payable. All such Tax Returns are true, correct and complete in all material respects, and there are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax. The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld and collected from employee salaries, wages and other compensation and from all other amounts and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

           (b) Neither the Company nor any of its Subsidiaries has (i) been notified in writing that any Tax Return is currently under audit by the United States Internal Revenue Service ("IRS") or any state or local taxing authority or that it intends to conduct such an audit and no action, suit, investigation, claim or assessment is pending or, to the Knowledge of the Company, proposed with respect to any Taxes; (ii) made any agreement for the extension of time or the waiver of the statute of limitations for the assessment, collection or payment of any Taxes; (iii) been notified in writing that any material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries; or (iv) executed any power of attorney with respect to any Tax matter that is currently in force.

           (c) Neither the Company nor any of its Subsidiaries has incurred any liability for Taxes as a result of Section 1.1502-6 of the Treasury Regulations or any comparable provision of state, local or foreign law (other than as a result of being in a group of which the Company is the common parent). The Company is not a USRPHC and was not a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

           (d) No claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that such entity is or may be subject to taxation by that jurisdiction.

           (e) Parent and Merger Sub have been provided or given access to (i) all income Tax Returns of the Company and its Subsidiaries for all taxable periods ending on or after December 31, 1999 and (ii) all United States and Canadian federal revenue agents' reports and other similar reports relating to the audit or examination of the Tax Returns of the Company and its Subsidiaries for all taxable periods ending on or after December 31, 1999. No issue has been raised by a domestic or federal, state, local or foreign taxing authority in any current or prior examination, which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

           (f) Neither the Company nor any other person (including any of its Subsidiaries) on behalf of the Company or any of its Subsidiaries has (i) agreed to or are required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or has any Knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any of its Subsidiaries, or (ii) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by the Company or any of its Subsidiaries.

           (g) No property owned by the Company or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

           (h) Neither the Company nor any of its Subsidiaries is a party to (i) any tax sharing, or similar agreement or arrangement (whether or not written) pursuant to which they will have any obligation to make any payment after the Closing, (ii) any agreement that could obligate it to make any payment in connection with the transactions contemplated by this Agreement that will not be deductible by the Company or any of its Subsidiaries by reason of Section 280G of the Code, (iii) a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or any of its Subsidiaries involving more than $50,000 of Taxes or (iv) otherwise bound by any private letter ruling of the IRS or comparable rulings or guidance issued by any other taxing authority. The Company has provided to Parent and Merger Sub all information that is necessary in order to accurately determine the applicability of Section 280G of the Code to the contractual arrangements between the Company or its Subsidiaries and their respective employees.

           (i) Neither the Company nor any of its Subsidiaries (i) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement or (ii) is or was a member of any consolidated, combined, unitary or affiliated group of corporations that filed or was required to file a consolidated, combined or unitary Tax Return, other than the group of which it is now a member.

           Section 3.17. Insurance. All insurance policies to which the Company or any Subsidiary is a party or that provide coverage to the Company, any Subsidiary or any director or officer of the foregoing: (i) are valid, outstanding, and enforceable; (ii) are issued by an insurer that is financially sound and reputable; and (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Company and its Subsidiaries for all risks normally insured against by a person carrying on the same business or businesses as the Company and its Subsidiaries. Except as set forth in
Section 3.17 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received any notice of premature cancellation or termination with respect to any existing material insurance policy of the Company or any Subsidiary.

           Section 3.18. Environmental Matters.

           (a) Except for such matters that are disclosed in the SEC Reports filed prior to the date hereof or Section 3.18 of the Company Disclosure Schedule, and for such matters as have not resulted and would not reasonably be expected to result in the Company or the Subsidiaries incurring material Environmental Liabilities: (i) the assets, Company Real Property, Former Company Real Property, businesses and operations of the Company and its Subsidiaries are and have been in compliance with applicable Environmental Laws; (ii) the Company and its Subsidiaries have obtained and, as currently operating, are and have been in compliance with all Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted; (iii) all Hazardous Substances generated at the Company Real Property or Former Company Real Property or in connection with any operations of the Company have been transported and otherwise handled, treated and disposed of in compliance with all applicable Environmental Laws and in a manner that does not result in liability under Environmental Laws; (iv) no Hazardous Substances have been disposed of or otherwise released, handled or stored by the Company on the Company Real Property or Former Company Real Property on which the Company's business is or has been conducted or elsewhere in violation of applicable Environmental Laws or in a manner that would reasonably be expected to result in the Company incurring Environmental Liabilities and (v) neither the Company nor any Subsidiary nor any of their respective assets, Company Real Property, Former Company Real Property, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, investigation, inquiry or proceeding indicating that the Company or any of its Subsidiaries is or may be (a) liable for a violation of any Environmental Law or (b) liable for any Environmental Liabilities (including, without limitation, any such Environmental Liabilities incurred in connection with being designated as a "potentially responsible party" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law) (collectively, "Environmental Claims"), and, to the Knowledge of the Company, no such Environmental Claims are threatened).

           (b) Copies of all "Phase I" or "Phase II" environmental site assessments reports, asbestos reports, compliance audits, reports to senior management or similar reports in the possession or control of the Company or any of the Subsidiaries containing material information concerning environmental issues that could affect the Company or any of the Subsidiaries at any property currently or formerly owned or leased by the Company or any of the Subsidiaries, or at any other location for which the Company or any of the Subsidiaries may be liable, have been made available to Purchaser.

           (c) Except as set forth in Section 3.18 of the Company Disclosure Schedule the transactions contemplated by this Agreement do not involve any property in Connecticut or New Jersey that would require notification to any Governmental Authority with jurisdiction over the environment and the possible obligation to investigate or remediate such property under either the Connecticut Transfer Act or the New Jersey Industrial Site Recovery Act ("ISRA").

           (d) Definitions. For purposes of this Agreement, the terms below shall have the following respective meanings:

               (i) "Environmental Laws" shall mean any law (including, without limitation, common law), regulation, ordinance, guideline, code, decree, judgment, order, permit or authorization or other legally enforceable requirement of any Governmental Authority relating to toxic torts, worker or public safety or health and the indoor and outdoor environment, including, without limitation, pollution, contamination, Hazardous Substances, cleanup, regulation and protection of the air, water or soils in the indoor or outdoor environment.

               (ii) "Environmental Liabilities" shall mean all liabilities, responsibilities, damages, penalties, obligations or clean-up costs, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any person, assessed or levied pursuant to any Environmental Law or in connection with any release of a Hazardous Substance whether on, at, in, under, from or about or in the vicinity of any real or personal property.

               (iii) "Former Company Real Property" shall mean any real property in which the Company or the Subsidiaries previously held, but no longer holds, any legal, beneficial, equitable or leasehold interest.

               (iv) "Hazardous Substances" shall mean any material, substance or waste classified, characterized or regulated as hazardous, toxic, pollutant or contaminant under any Environmental Law, including, but not limited to, petroleum products, asbestos, radioactive material, or hazardous or toxic substances or wastes that pose a hazard to the health or safety of persons.

           (e) Notwithstanding anything to the contrary, any representation or warranty contained in this Section 3.18 that relates to Former Company Real Property shall only apply to Former Company Real Property during the periods such real property was owned or operated by the Company or by any of its Subsidiaries.

           Section 3.19. Real Property.

           (a) Section 3.19(a) of the Company Disclosure Schedule sets forth (i) a complete list of all real property owned (the "Owned Real Property") by the Company or any of its Subsidiaries and (ii) a complete list of all real property leased (the "Leased Real Property" and, together with the Owned Real Property, the "Company Real Property") by the Company or any of its Subsidiaries. A true and complete copy of each material lease with all amendments and modifications (the "Real Property Leases") has been delivered or made available to Parent.

           (b) Except as set forth in Section 3.19(b) of the Company Disclosure Schedule, the Company, or one or more of its Subsidiaries, has (i) good and marketable fee simple title to each of the Owned Real Properties, free and clear of all Liens except for the Permitted Exceptions, and (ii) has a valid leasehold interest in the Leased Real Property, free and clear of all Liens except for the Permitted Exceptions.

           (c) With respect to the Real Property Leases, (i) neither the Company nor any of its Subsidiaries has sent or received a written notice that, and is not aware that, any party to a Real Property Lease has materially breached or is in material default of any of its obligations thereunder, which breach or default remains uncured and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a breach or default thereunder and (ii) all material covenants to be performed by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any landlord under any Real Property Lease have been performed in all material respects.

           (d) Each of the Company and its Subsidiaries has the right to use the Real Property, subject to the Permitted Exceptions and such other exceptions as would not materially effect the use thereof, in the manner and for the purposes as each is currently being used.

           (e) "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, covenants, reservations, encroachments, utility agreements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent and which have not had, nor would be reasonably expected to have, with respect to any material property of the Company and its Subsidiaries, taken as a whole, a material adverse effect on the use of such affected property; (ii) Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (provided an appropriate reserve is established therefor on the most recent balance sheet included in the SEC Reports filed prior to the date hereof in accordance with
GAAP); (iii) landlord's, warehouseman's, mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings (provided any required reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP); (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, the violation of which has not had, nor would be reasonably expected to have with respect to any material property of the Company and its Subsidiaries, taken as a whole, a material adverse effect on such property; (v) such other imperfections in title, charges, easements, restrictions, covenants, reservations, encroachments, utility agreements and encumbrances which do not materially detract from the value of or materially interfere with the present use of any property subject thereto or affected thereby; and (vi) Liens securing any financings disclosed in the Financial Statements.

           Section 3.20. Labor Relations. Except as set forth in Section 3.20 of the Company Disclosure Schedule: (i) neither the Company nor any Subsidiary is a party to any collective bargaining or other labor contract; (ii) since December 31, 2003, there has not been, and there presently is no unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which, if adversely determined, would be reasonably likely to give rise to a Material Adverse Effect; and (iii) since December 31, 2003, there has not been, and there presently is no labor strike, slowdown, work stoppage, lockout or other labor controversy in effect or, to the knowledge of the Company, threatened against the Company or any Subsidiary which would be reasonably likely to have a Material Adverse Effect.

           Section 3.21. Inventories; Receivables; Payables.

           (a) The inventories of the Company and its Subsidiaries are in good and marketable condition in all material respects, and are saleable in all material respects in the ordinary course of business consistent with past practice, except for shorts, obsolete or otherwise unusable inventory, for which adequate reserves have been reflected in the Financial Statements, in accordance with GAAP consistently applied.

           (b) All accounts receivable, including salespersons overdrafts representing receivables for sales representative draws paid in excess of earned commissions, of the Company and its Subsidiaries reflected in the Financial Statements are good and collectible in all material respects at the aggregate recorded amounts thereof, net of any applicable reserve for returns, doubtful accounts or uncollectible amounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after December 31, 2003 are good and collectible in all material respects at the aggregate recorded amounts thereof, net of any applicable reserve for returns, doubtful accounts or uncollectible amounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied and, since December 31, 2003, neither the Company nor any of its Subsidiaries has made any significant change in its policies or practices regarding collection of its accounts receivable.

           (c) All accounts, commission and other trade payables of the Company and its Subsidiaries reflected in the Financial Statements or arising after December 31, 2003 are the result of bona fide transactions in the ordinary course of business consistent with past practice in all material respects and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied and neither the Company nor any of its Subsidiaries has adversely changed its policies or practices regarding the payment of its accounts, commission and other trade payables since December 31, 2003.

           Section 3.22. Customers, Suppliers and Sales Representatives. Section
3.22 of the Company Disclosure Schedule sets forth a list (for the Company and its Subsidiaries taken as a whole) of: (i) the thirty (30) largest customers who represented the largest sources of revenue to the Company and its Subsidiaries based upon the Company's consolidated revenues during the fiscal year ended December 31, 2003; (ii) each supplier from whom the Company purchased greater than $2,500,000 of goods during the fiscal year ended December 31, 2003; and
(iii) each independent sales representative for whom net commissions were greater than $250,000 during the fiscal year ended December 31, 2003. Since December 31, 2003, to the Knowledge of the Company, there has not been any material adverse change in the business relationship of the Company and its Subsidiaries with any customer, supplier or sales representative listed on
Section 3.22 of the Company Disclosure Schedule.

           Section 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE III (as modified by the Company Disclosure Schedule), the Company and its Subsidiaries are making no representation or warranty whatsoever, express or implied, including, but not limited to, any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of the Company or any of its Subsidiaries and that except for the representations and warranties contained herein, Parent takes the Company and its Subsidiaries "as is" and "where is." It is understood that any projections provided or addressed to Parent are not and shall not be deemed to be or to include representations or warranties of the Company or its Subsidiaries.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

           Section 4.01. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed or incorporated and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

           Section 4.02. Authority; Noncontravention.

           (a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and no other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by

Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

           (b) The execution, performance and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, require any consent, approval or notice under, conflict with, or result in any violation, termination, suspension or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, suspension, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (i) the organizational documents of each of Parent and Merger Sub, (ii) any material Contract to which Parent or Merger Sub is a party or any of their respective properties or other assets is subject or (iii) subject to the governmental filings and other matters referred to in Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), with respect to matters that are not reasonably likely to impair the ability of each of Parent and Merger Sub to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

           (c) Parent, as the sole stockholder of Merger Sub, has adopted this Agreement, and such adoption is the only action of the members of Parent and of any class or series of the capital stock of Merger Sub or any of their respective Affiliates necessary to adopt this Agreement and approve the transactions contemplated hereby.

           Section 4.03. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) the filing of a premerger notification and report form by Parent, and the expiration or termination of all waiting periods, under the HSR Act, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) such filings as may be required by applicable state securities or "blue sky" laws or state takeover laws and (d) any consents, approvals, authorizations, declarations or filings that, if not obtained or made, are not reasonably likely to impair the ability of each of Parent and Merger Sub to perform its obligations under this Agreement in any material respect or delay in any material respect or prevent the consummation of the Merger or the other transactions contemplated by this Agreement.

           Section 4.04. Litigation. There is no claim, suit, action, audit, arbitration, investigation or proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates which if adversely determined would, individually or in the aggregate, materially and adversely affect the ability of each of Parent and Merger Sub to perform its obligations hereunder or which seeks to enjoin the consummation of the transactions contemplated hereby, nor is there any judgment, decree, award, injunction, rule or order of any Governmental Authority or arbitrator outstanding against Parent or any of its Affiliates that would reasonably be expected to materially and adversely affect the ability of each of Parent and Merger Sub to perform its obligations hereunder.

           Section 4.05. Brokers and Other Advisors. Neither Parent nor Merger Sub has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions.

           Section 4.06. Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

           Section 5.01. Conduct of Business. Except as set forth in Section
5.01 of the Company Disclosure Schedule or expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to: (A) carry on its business in the ordinary course consistent with past practice in all material respects; (B) use reasonable best efforts, consistent with prudent business judgment, to preserve intact its business organization and keep available the services of its executive officers and key employees; (C) use reasonable best efforts, consistent with prudent business judgment, to maintain their relationships with their material licensors, suppliers, contractors, distributors, customers and others having material business relationships with it; (D) make capital expenditures in the ordinary course of business consistent with past practice in all material respects (except to the extent that the consent of the Investor has been requested with respect to such capital expenditures and such consent is withheld) and (E) make all income tax payments in cash in the ordinary course of business consistent with past practice in all material respects and without regard to the impact or anticipated impact of the transactions contemplated hereby. Without limiting the foregoing, except as expressly contemplated by this Agreement and except as set forth in Section 5.01 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

           (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent or to another wholly-owned Subsidiary of the Company; or (ii) split, combine, reclassify or redeem any of its capital stock;

           (b) authorize for issuance, issue, sell, pledge, encumber or deliver or agree or commit to issue, sell, pledge, encumber or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock, or issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any Contract with respect to the issuance of, shares of its capital stock, other than in the ordinary course of business under current employee benefit plans and other shares of Company Common Stock issuable upon exercise of Company Stock Options and Warrants in accordance with the terms thereof;

           (c) amend the Company Certificate or Company Bylaws or amend the certificate of incorporation or bylaws or equivalent organizational documents of any Subsidiary of the Company;

           (d) except as set forth on Section 5.01(d) of the Company Disclosure Schedule, (i) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee (or become liable for) any indebtedness for borrowed money of others, enter into any "keep well" or other agreement to maintain any financial statement condition to another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under the Credit Facility for any purpose permitted thereunder and other borrowings not exceeding $500,000 in the aggregate, (ii) make any loans, advances or capital contributions to, or investments in, any other person other than to or in the Company or any direct or indirect wholly-owned Subsidiary of the Company;

           (e) except as set forth in Section 5.01(e) of the Company Disclosure Schedule, acquire or sell (whether by merger, consolidation or otherwise), or lease, transfer, encumber or otherwise dispose of any of its assets for aggregate consideration in excess of $500,000, except in the ordinary course of business consistent with past practice;

           (f) (i) make or change any Tax election, (ii) settle or compromise any federal, state, local or foreign Tax liability, (iii) waive or extend the state of limitations in respect of any such Taxes , in the case of (ii) or (iii) where the amount of Taxes at issue is greater than $50,000 or (iv) prepare or file any Tax return (including any amendment thereof) in respect of income or similar taxes (other than Tax returns with respect to quarterly deposits, deposits of employee payroll withholding or similar Tax returns), with respect to the filing thereof, without having provided Parent with a copy (together with the supporting work papers) at least 5 days before the due date thereof for Parent's review and comment;

           (g) materially modify, amend or terminate or waive compliance with the terms of or breaches under, or release or assign any material rights or claims under, any material Contract except in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;

           (h) except as may otherwise be required by applicable law or regulation or generally accepted accounting principle, change any of the material accounting principles or practices used by it (for financial accounting or Tax purposes);

           (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

           (j) settle any litigation or other legal proceeding or claim of liability against the Company, which is reasonably likely to materially negatively impact the Company's position with respect to similar pending or threatened material claim or suit;

           (k) pay or agree to pay in settlement or compromise of any litigation or other legal proceedings or claims of liability against the Company, net of insurance recoveries, more than $375,000 for any such suit or claim or more than an aggregate of $750,000 for all such suits and claims;

           (l) change in any material respect its credit policy as to sales of inventories or its policies or practices with respect to the payment of current liabilities, the collection of accounts receivable or the payment of sales representative;

           (m) enter into any commitment for capital expenditures of the Company and its Subsidiaries in excess of $125,000 for any individual commitment and $250,000 for all commitments in the aggregate other than for capital expenditures contemplated by the capital budget for the fiscal year 2004, a copy of which has been made available to Parent and Merger Sub;

           (n) enter into, materially modify or terminate any labor or collective bargaining agreement of the Company or any of its Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or any of its Subsidiaries;

           (o) enter into any transaction, contract, commitment, arrangement or understanding that limits, restrains, impedes or otherwise restricts the ability of the Company or any of its Subsidiaries from competing with or engaging in any business in any geographic location;

           (p) take any action to accelerate any option or other equity-based compensation granted to any director, officer, employee or other person;

           (q) prepay or otherwise make any payments, other than scheduled payments, with respect to the Company Notes; or

           (r) commit, propose or agree to take any of, the foregoing actions or intentionally and knowingly take any action that would make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made or as if made as of the Effective Time.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

           Section 6.01. Section 262 Notice and Information Statement; Section 228(e) Notice.

           (a) In accordance with the requirements of Section 262, the Company shall notify each holder of Company Common Stock who is entitled to appraisal rights of the approval of the Merger and that appraisal rights are available for shares of Company Common Stock, and the Company shall prepare and deliver an information statement with respect to the Merger to such holders. The Company and the Surviving Corporation shall otherwise comply with Section 262.

           (b) In accordance with the requirements of Section 228(e) of the DGCL, the Company shall notify each holder of Company Common Stock who did not execute the written consent approving and adopting this Agreement referenced in the recitals hereto of the corporate action taken thereby.

           Section 6.02. Access to Information; Confidentiality.

           (a) Subject to applicable Laws relating to the exchange of information, the Company shall afford, upon reasonable advance notice, to Parent and JHC, and to Parent's and JHC's respective officers, directors, members, employees, accountants, counsel, environmental consultants, financial advisors and other representatives, including Marc Reisch, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties (including for the purposes of environmental site visits), books, contracts, commitments, personnel and records.

           (b) Parent and Merger Sub shall not, and shall cause their Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any person other than their officers, directors, employees, accountants, counsel, financial advisors and other representatives any Confidential Information (as defined below). Parent and Merger Sub shall not have any obligation to keep confidential (or cause their Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable Law, Parent and Merger Sub shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. "Confidential Information" shall mean any confidential information with respect to the Company or any of its Subsidiaries, including, methods of operation, customers, customer lists, Products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder.

           (c) For each fiscal month, quarter and year ending between the date of this Agreement and the Effective Time, the Company will deliver to Parent and JHC promptly after made available by management of the Company:

               (i) unaudited monthly consolidated financial statements;

               (ii) unaudited quarterly consolidated financial statements; and

               (iii) audited annual consolidated financial statements.

           Section 6.03. Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use, except as otherwise provided below, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all relevant Governmental Authorities and the making of all necessary registrations and filings with all relevant Governmental Authorities and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

           Section 6.04. Indemnification and Insurance.

           (a) Parent and Merger Sub agree that (i) the certificate of incorporation or the bylaws of the Surviving Corporation and its Subsidiaries immediately after the Effective Time shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the Company Certificate and Company Bylaws and similar organizational documents of its Subsidiaries, on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Effective Time in any manner that would adversely affect the rights thereunder of persons who at or prior to the Effective Time were directors, officers, employees or agents of the Company or any of its Subsidiaries, unless such modification is required by law and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former directors, officers and employees of the Company or any of its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger.

           (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain or cause to be maintained officers' and directors' liability insurance and fiduciary liability insurance covering the persons described in paragraph (a) of this Section 6.04 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies set forth on Section 6.04(b) of the Disclosure Schedules on terms no less advantageous to such indemnified parties than such existing insurance; provided that the Surviving Corporation shall not be obligated to pay annual premiums for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement (which premium is set forth on Section 6.04(b) of the Disclosure Schedules).

           (c) The Surviving Corporation shall indemnify and hold harmless (and shall advance expenses to), to the fullest extent permitted under applicable law, each director, officer and employee of the Company or any Subsidiary of the Company, including, without limitation, officers and directors, serving as such on the date hereof, against any reasonable expenses (including reasonable attorneys' fees and disbursements), judgments, penalties, fines and settlements in connection with any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding relating to any of the transactions contemplated hereby, and in the event of any such proceeding (whether arising before or after the Effective Time), the parties hereto will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld or delayed.

           (d) The Surviving Corporation shall pay all reasonable expenses, including attorneys' fees that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 6.04 to the fullest extent permitted by applicable law.

           (e) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
Section 6.04.

           (f) This Section 6.04, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any person or entity referenced in this Section 6.04 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.04 (whether or not parties to this Agreement).

           Section 6.05. Cooperation. The Company shall, to the extent Parent or JHC may reasonably request in connection with any third-party financing Parent, Merger Sub and JHC may seek in connection with the Transactions and to refinance the existing indebtedness of the Company, use its best efforts, to: (i) cooperate in the preparation of any offering memorandum or similar document,
(ii) cooperate in providing all information necessary to prepare the Deal Financial Statements (as that term is defined in the Contribution Agreement),
(iii) make senior management of the Company reasonably available for customary "roadshow" presentations, (iv) cooperate with prospective lenders, placement agents, initial purchasers and their respective advisors in performing their due diligence, including, without limitation, any environmental assessments, (v) enter into customary agreements with underwriters, initial purchasers or placement agents, and (vi) enter into or help procure pledge and security documents, other definitive financing documents or other requested certificates or documents, including a customary certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants, legal opinions and real estate title documentation. The Company shall, at the request of Parent, Merger Sub or JHC, prepay all amounts outstanding under the Credit Agreement, dated March 26, 2002, among the Company, Von Hoffmann Corporation and certain other Subsidiaries of the Company, The CIT Group/Business Credit, Inc., as administrative agent, Credit Suisse First Boston, acting through it Cayman Islands Branch as syndication agent, and US Bank National Association, as documentation agent, as amended (the "Credit Facility"), and to provide such other commercially reasonable cooperation as Parent, Merger Sub or JHC reasonably requests with respect thereto, including, without limitation, obtaining pay-off letters and terminating security interests under the Credit Facility. With respect to the Company Notes, each of the Company and Parent shall use its reasonable best efforts to assist in connection with any repurchase, redemption and/or satisfaction and discharge of Company Notes and any debt tender offers and consent solicitations (the "Debt Tender Offers"), which Debt Tender Offers shall be conditioned upon the consummation of the Merger, including, without limitation, to cooperate in the preparation of all redemption notices and tender offer and consent solicitation documents. The Debt Tender Offers shall be made by means of an offer to purchase and consent solicitation on terms to be determined by JHC (subject to the approval of the Company, which shall not be unreasonably withheld). In the case of Company Notes which are to be redeemed on the Closing Date or acquired in the Debt Tender Offers on the Closing Date, the Company or any applicable Subsidiary shall cooperate with Parent in preparing and delivering any required notices of redemption, officers' certificates, legal opinions or other documentation which may be required in connection with the redemption or acquisition of such Company Notes.

           Section 6.06. Fees and Expenses. All fees and expenses incurred by the parties hereto in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses; provided, that if the Merger is consummated, the Surviving Corporation shall bear and pay all Transaction Expenses unpaid at Closing. "Transaction Expenses" means the aggregate amount of fees and expenses and other payment obligations incurred by the Company or any of its Subsidiaries, or by DLJ Merchant Banking II, Inc. on behalf of the Company, in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, (i) fees and expenses incurred in connection with obtaining a fairness opinion with respect to the Merger, and (ii) fees payable to Credit Suisse First Boston as the financial advisor to Von Hoffmann Corporation with respect to the sale of the direct marketing business of The Lehigh Press, Inc. as set forth in Section 3.15(a)(viii) of the Company Disclosure Schedule, but excluding costs and expenses arising from or relating to the repayment, redemption or repurchase of Company Indebtedness and fees and expenses of counsel, advisors, consultants, investment bankers, dealer managers, actuaries, auditors and accountants in connection with such repayments, redemptions or repurchases of Company Indebtedness, including related tender offers and consent solicitations.

           Section 6.07. Public Announcements. Each of Parent, Merger Sub and the Company agree that it shall not make any public announcement or issue any press release in connection with the transactions consummated hereby, except as provided in this Section 6.07 and except if either Parent, Merger Sub or the Company (i) is ordered to make such disclosure by a court of competent jurisdiction or (ii) is advised by legal counsel that such disclosure is required under applicable laws, in which case the party making the required disclosure shall inform the other party as to the timing and contents of such disclosure prior to making such disclosure. Parent and the Company shall jointly agree upon and approve one or more press releases (which need not be joint press releases) to be issued on or about the date hereof and on or about the Closing Date, as mutually determined by the parties hereto. Any subsequent press release or public announcement made by either party hereto after approval of any such press release shall be consistent with (including in scope) the mutually agreed upon press release or releases. This Section 6.07 shall survive the Closing.

           Section 6.08. Stock Option Plans. The Company may accelerate the vesting and exercisability of any outstanding Company Stock Option granted under the Company's 1997 Stock Option Plan or 2003 Stock Option Plan and listed in
Section 3.02(i)(B) of the Company Disclosure Schedule; provided, that, (i) to the extent that such accelerated vesting and exercisability of any Company Stock Option would, as a result of the cash-out described in Section 2.03 of the Agreement, (such acceleration and cash-out, the "Option Cash-Out"), subject an option-holder to an excise tax pursuant to Section 4999 of the Code (the "Parachute Tax"), or, (ii) to the extent that the Option Cash-Out, together with any other amounts payable by the Company to an option-holder, would subject such option-holder to a Parachute Tax, then the acceleration of the vesting and exercisability of such Company Stock Options will be conditioned (and shall only occur) upon the receipt of shareholder approval meeting the requirements of
Section 280G of the Code.

           Section 6.09. Promissory Notes and Related Security Documents. Upon the surrender of all Certificates held by the holders of Company Common Stock listed on Schedule I hereto and the payment of the applicable Merger Consideration thereon as reduced in accordance with Section 2.01(c), the Promissory Notes shall be deemed to be fully discharged and satisfied by such holders, the Promissory Notes shall have no further force or effect and Parent shall deliver the Promissory Notes to such holders marked canceled. Immediately thereafter, all related pledge and security agreement such holders and Parent (as assignee to the original beneficiary thereunder) shall be terminated in all respects and have no further force or effect and all security interests and liens granted thereunder shall be released.

           Section 6.10. Further Assurances. From time to time after the Closing, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

           Section 6.11. Termination of Affiliate Arrangements. All agreements set forth on Schedule 3.07 shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall be canceled without payment or any further liability on the part of the Company or any of its Subsidiaries other than obligations or liabilities incurred or accrued as of the Closing Date.

           Section 6.12. Equity Commitment. At the Closing, Parent will contribute to the Surviving Corporation an amount in cash equal to the Equity Commitment Amount less the amount of the AHC Payment Fund (the "VHH Equity Amount"). "AHC Payment Fund" shall have the meaning ascribed to the term "Payment Fund" in the AHC Merger Agreement. "Equity Commitment Amount" means the Per Share Purchase Price (as defined in the Contribution Agreement) multiplied by the number of Company Shares (as defined in the Contribution Agreement) to be issued to Parent thereunder.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

           Section 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Regulatory Matters. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act, European Union, Switzerland and Canada and similar foreign antitrust Laws shall have been terminated or shall have expired, other than any expiration or termination under foreign antitrust Laws, the failure of which to occur or obtain individually or in the aggregate would not reasonably be expected to materially impair the ability of the parties to consummate the transactions contemplated hereby, and the Company shall have obtained (i) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection (the "NJDEP") stating that ISRA does not apply to the Merger or (ii) approval of the Merger from the NJDEP under ISRA .

           (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

           (c) Concurrent Transactions. All conditions precedent to the consummation of the AHC Merger as set forth in the AHC Merger Agreement and all conditions precedent to the consummation of the transactions contemplated by the Contribution Agreement other than the consummation of the Merger and the AHC Merger shall have been satisfied or waived, and the AHC Merger shall be consummated concurrently with the Closing.

           Section 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

           (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

           (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no event, condition or occurrence that has had a Material Adverse Effect or would be reasonably expected to have, a Material Adverse Effect.

           Section 7.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

           (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

           Section 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

           Section 7.05. Documents to be Delivered by the Company. At the Closing, the Company shall deliver to Parent the following:

           (a) a copy of resolutions or other action adopted by the Company authorizing the execution, delivery and performance of this Agreement as appropriate, and a certificate of the Company, dated the Closing Date, stating that such resolutions or other action were duly adopted and are in full force and effect at such date, and setting forth the incumbency of each person executing this Agreement or any document required by this Agreement on behalf of the Company;

           (b) a certificate executed by an officer of the Company setting forth the truth and accuracy of the matters set forth in Sections 7.02(a) and (b) hereof; and

           (c) a certificate or certificates in form and substance reasonably satisfactory to Parent certifying that the payment of Merger Consideration under this Agreement is exempt from withholding under Section 1445 of the Code.

           Section 7.06. Documents to be Delivered by Parent and Merger Sub. At the Closing, Parent and Merger Sub shall deliver to the Company the following:

           (a) a copy of resolutions adopted by the Boards of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement as appropriate, and a certificate of the secretary or assistant secretary or other appropriate officer of Parent and Merger Sub, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date, and setting forth the incumbency of each person executing this Agreement, or any document required by this Agreement on behalf of Parent and Merger Sub; and

           (b) a certificate executed by an officer of Parent and Merger Sub setting forth the truth and accuracy of the matters set forth in Section 7.03(a) and (b) hereof.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

           Section 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

           (a) by mutual written consent of Parent and the Company;

           (b) by either Parent or the Company:

               (i) if the Merger shall not have been consummated on or before October 31, 2004, upon delivery of written notice to the other party; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date; or

               (ii) if any Restraint having the effect set forth in Section 7.01(b) shall be in effect and shall have become final and nonappealable.

           Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

           Section 8.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           Section 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent inaccuracy or noncompliance. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

           Section 9.01. Nonsurvival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein that by their respective terms are required to be performed in whole or in part after the Closing.

           Section 9.02. Remedies; Specific Enforcement. The parties agree that Parent's and Merger Sub's sole and exclusive remedy in the event of any breach of any representation, warranty, covenant or agreement of the Company shall be to not close, assuming the conditions set forth in Sections 7.02(a) and 7.02(b) are not satisfied. No party to this agreement shall be liable for any money damages in connection with such party's breach of a representation, warranty, covenant or agreement of this Agreement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without the posting of a bond or similar instrument, and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any state court in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

           Section 9.03. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent, Merger Sub or the Surviving Corporation Representative, to:

                           c/o Kohlberg Kravis Roberts & Co.
                           9 West 57th Street
                           New York, New York 10019
                           Attn: Alexander Navab
                           Facsimile:  (212) 750-0003
               with a copy to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn:  Gary Horowitz
                           Facsimile:  (212) 455-2502

               if to the Company or the Surviving Corporation, to:

                           Von Hoffmann Holdings Inc.
                           1000 Camera Avenue
                           St. Louis, Missouri 63126
                           Facsimile No.:  (314) 966-0983
                           Attention:  Gary Wetzel, Chief Financial Officer

               with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Douglas P. Warner
                           Facsimile: (212) 310-8007

               and after the Merger with a copy to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York 10017
                           Attn:  Gary Horowitz
                           Facsimile:  (212) 455-2502

               if to the Stockholder Representative, to:

                           DLJ Merchant Banking II, Inc.
                           Eleven Madison Avenue, 16th Floor
                           New York, New York 10010
                           Attention:  David Burgstahler
                           Facsimile:  (212) 538-0415 and (212) 325-5553

               with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attn:  Douglas P. Warner
                           Facsimile: (212) 310-8007

           Section 9.04. Definitions. The following terms shall have the following meanings for purposes of this Agreement:

           (a) "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

           (b) "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

           (c) "Contract" means any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, insurance policy or other written contract, subcontract, option, warranty, agreement, instrument, or other legally binding obligation commitment, arrangement or understanding.

           (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           (e) "Governmental Authority" means any Federal, state, regional, local or foreign government, court, administrative, regulatory or other governmental agency, commission, board agency, public body or authority, or any non-governmental self-regulatory agency, commission or authority.

           (f) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of such person's executive officers and other officers having primary responsibility for such matter.

           (g) "Liens" means all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

           (h) "Material Adverse Effect" shall mean any change or effect that is materially adverse to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, except for any change or effect that arises out of, results from or is attributable to (a) any change in general business or economic conditions, (b) the execution, announcement or consummation of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or (c) any act of terrorism or war (whether or not threatened, pending or declared), in each case that does not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

           (i) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

           (j) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           (k) "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

           Section 9.05. Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

           (b) Any matter disclosed in any section of the Company Disclosure Schedule shall be deemed disclosed for all purposes and all sections of the Company Disclosure Schedule to the extent that it is readily apparent on the face of the Company Disclosure Schedule that such matter is relevant to another section of the Company Disclosure Schedule.

           Section 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           Section 9.07. Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and, except for the provisions of ARTICLE II and Sections 6.02, 6.04 and 6.05 as contemplated therein, is not intended to confer upon any person other than the parties any rights or remedies.

           Section 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York as applied to contracts made and performed entirely within such state.

           Section 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

           Section 9.10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or of any state court located in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of New York or a state court located in the State of New York.

           Section 9.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

           Section 9.12. No Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Company or Parent or any of their respective Affiliates shall have any liability for any obligations or liabilities of the Company or Parent under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

           Section 9.13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                FUSION ACQUISITION LLC


                                By:  /s/ Alexander Navab
                                    --------------------------------------------
                                     Name:   Alexander Navab
                                     Title:  President

                                VHH MERGER, INC.


                                 By:   /s/ Alexander Navab
                                     -------------------------------------------
                                     Name:  Alexander Navab
                                     Title: President

                                VON HOFFMANN HOLDINGS INC.


                                By:   /s/ Gary C. Wetzel
                                    --------------------------------------------
                                    Name:   Gary C. Wetzel
                                    Title:  Chief Financial Officer